                                                           REGISTRATION NO. 333-
================================================================================


                                UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               LENNAR CORPORATION
             (Exact name of registrant as specified in its charter)

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
                        DELAWARE                                                95-4337490
(State or other jurisdiction of incorporation or organization)       (I.R.S. Employer Identification No.)

                           700 NORTHWEST 107TH AVENUE
                              MIAMI, FLORIDA 33172
               (Address of Principal Executive Offices) (Zip Code)

         LENNAR CORPORATION 2003 STOCK OPTION AND RESTRICTED STOCK PLAN
                            (Full Title of the Plan)

                            BENJAMIN P. BUTTERFIELD
                               LENNAR CORPORATION
                           700 NORTHWEST 107TH AVENUE
                              MIAMI, FLORIDA 33172
                     (Name and address of agent for service)

   Telephone number, including area code, of agent for service: (305) 559-4000

                                   COPIES TO:
                            DAVID W. BERNSTEIN, ESQ.
                             CLIFFORD CHANCE US LLP
                                 200 PARK AVENUE
                            NEW YORK, NEW YORK 10166

                         CALCULATION OF REGISTRATION FEE

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
                                                                           Proposed             Proposed
                                                                            Maximum              Maximum             Amount of
            Title of Securities                     Amount to be        Offering Price          Aggregate          Registration
             to be Registered                        Registered            Per Share        Offering Price            Fee(3)
            -------------------                    --------------       --------------      -----------------      -------------
Class A or Class B common stock, par value
$0.10 per share                                    5,000,000 shs.          $53.30(1)         $266,500,000           $15,631
Class B common stock, par value $0.10 per share      349,707 shs.          $52.79(2)         $ 18,461,032           $ 1,494

(1) Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(c), on the basis of the average of the high and low prices of the Class A Common Stock reported on the New York Stock Exchange Composite Tape on April 28, 2003.

(2) Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(c), on the basis of the average of the high and low prices of the Class B Common Stock reported on the New York Stock Exchange Composite Tape on May 1, 2003.

(3) This amount is net of the filing fee of $5,928.56 paid with regard to 663,800 shares of common stock that remained unsold when the Lennar Corporation 2000 Stock Option and Restricted Stock Plan was terminated which pursuant to Rule 457(p) is being offset against the registration fee relating to the shares that are the subject of this registration statement.

The prospectus included in this registration statement also applies to the shares which are the subject of registration statements Nos. 333-70212 and 333-72123.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Pursuant to the requirements of the Note to Part I of Form S-8 and Rule 428(b)(1) of the Rules under the Securities Act of 1933, as amended, the information required by Part I of Form S-8 is included in a Booklet dated April 2003, which is distributed to the officers, employees and directors of Lennar Corporation who hold stock options or restricted stock granted under the Lennar Corporation 2003 Stock Option and Restricted Stock Plan, the Lennar Corporation 2000 Stock Option and Restricted Stock Plan, the Lennar Corporation 1997 Stock Option Plan or the Lennar Corporation 1991 Stock Option Plan. This Booklet, as it may be amended from time to time, together with the documents incorporated by reference as described in Item 3 of Part II of this registration statement, constitutes a Section 10(a) prospectus.

                             PROSPECTUS FOR RESALES

            The material which follows, up to but not including the page beginning Part II of this registration statement, constitutes a prospectus, prepared on Form S-3, in accordance with General Instruction C to Form S-8, to be used in connection with resales of securities acquired under the Lennar Corporation 2003 Stock Option and Restricted Stock Plan, the Lennar Corporation 2000 Stock Option and Restricted Stock Plan, the Lennar Corporation 1997 Stock Option Plan or the Lennar Corporation 1991 Stock Option Plan by affiliates of Lennar Corporation, as defined in Rule 405 under the Securities Act of 1933.

PROSPECTUS

                               LENNAR CORPORATION

                              CLASS A COMMON STOCK

                                       OR

                              CLASS B COMMON STOCK

                           (Par value $0.10 per share)



            The shares of our Class A or Class B common stock to which this prospectus relates may be offered from time to time by the people described in this prospectus under "Selling Security Holders" on the New York Stock Exchange, where both our Class A and Class B common stock currently is traded, on any securities exchanges or other quotation systems on which our Class A or Class B common stock may be traded, in the over-the-counter market or in negotiated transactions, at prices and on terms then available. The respective selling security holders will pay any brokerage fees or commissions relating to sales by them. See "Method of Sale" in this prospectus. We will not receive any part of the proceeds of any such sales. Our principal executive office is located at 700 Northwest 107th Avenue, Miami, Florida 33172 (Telephone No. (305) 559-4000).

            NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

            We are paying the expenses of preparing and filing the registration statement of which this prospectus is a part.




                   The date of this prospectus is May 5, 2003

                                TABLE OF CONTENTS

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                                                                                                          Page
                                                                                                          ----
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Incorporation by Reference ............................................................................    2

Information We File....................................................................................    2

Selling Security Holders ..............................................................................    3

Method of Sale.........................................................................................    3

SEC Position Regarding Indemnification.................................................................    3


                           INCORPORATION BY REFERENCE

         We are incorporating by reference in this prospectus the following documents which we have previously filed with the Securities and Exchange Commission under the File Number 1-11749:

         (a) our Annual Report on Form 10-K for the fiscal year ended November 30, 2002;

         (b) our Quarterly Report on Form 10-Q for the fiscal quarter ended February 28, 2003;

         (c)      our Current Report on Form 8-K dated March 18, 2003;

         (d)      our Definitive Proxy Statement on Schedule 14A dated March 10,
                  2003;

         (e) the descriptions of our Class A and Class B common stock contained in our registration statements under Section 12 of the Securities Exchange Act of 1934, as amended, as those descriptions have been altered by amendment or reports filed for the purpose of updating the descriptions; and

         (f) all other reports we filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since November 30, 2002.

         We also incorporate by reference into this prospectus all the documents we file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before we file a post-effective amendment which indicates that all the securities to which this prospectus relates have been sold or which deregisters all those securities which have not been sold. We will provide copies of all documents which are incorporated by reference without charge to anyone to whom we deliver this prospectus, who makes a written or oral request for them to Lennar Corporation, 700 Northwest 107th Avenue, Miami, Florida 33172, Attention: Office of the General Counsel, telephone number (305) 559-4000.

                               INFORMATION WE FILE

         We file annual, quarterly and current reports, proxy statements and other materials with the Securities and Exchange Commission. The public can read and copy any materials we file with the Securities and Exchange Commission at its Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public can obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers (including us) that file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov. Reports, proxy statements and other information we file also can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

                            SELLING SECURITY HOLDERS

         This prospectus relates to possible sales by our officers, directors and employees of shares of our Class A or Class B common stock which they acquire through exercise of options or stock appreciation rights, or as restricted stock, granted under our 2003 Stock Option and Restricted Stock Plan, our 2000 Stock Option and Restricted Stock Plan, our 1997 Stock Option Plan or our 1991 Stock Option Plan. We do not know at this time who may be selling security holders from time to time. We will provide the names of those people, along with the number of shares of Common Stock owned, and the number of shares which may be sold, by each of those people from time to time in supplements to this prospectus, which we will file with the Securities and Exchange Commission in accordance with Rule 424(b) under the Securities Act of 1933.

                                 METHOD OF SALE

         The shares offered by this prospectus may be sold on the New York Stock Exchange, where both classes of our common stock currently are traded, in other markets where our Class A or Class B common stock may be traded, or in negotiated transactions. Sales will be at prices which are current when the sales take place. Selling security holders may pay brokers' commissions. Shares which are sold may include shares in which selling security holders have granted security interests and which are being sold because of foreclosure of those security interests. There is no present plan of distribution.

                     SEC POSITION REGARDING INDEMNIFICATION

         Our certificate of incorporation provides for indemnification of officers and directors, among other things, in instances in which they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, our best interests and in which, with respect to criminal proceedings, they had no reasonable cause to believe their conduct was unlawful.

         We have been informed that, in the opinion of the Securities and Exchange Commission, insofar as directors, officers or other persons who control us may become entitled under the provisions of our certificate of incorporation to indemnification for liabilities arising under the Securities Act of 1933, that indemnification is against public policy as expressed in that Act and is therefore unenforceable.

                                     PART II

Item 3.  Incorporation of Documents by Reference

The following documents are incorporated by reference in this registration statement:

         (a) our Annual Report on Form 10-K for the fiscal year ended November 30, 2002;

         (b) our Quarterly Report on Form 10-Q for the fiscal quarter ended February 28, 2003;

         (c)      our Current Report on Form 8-K dated March 18, 2003;

         (d)      our Definitive Proxy Statement on Schedule 14A dated March 10,
                  2003;

         (e) the descriptions of our Class A and Class B common stock contained in our registration statements under Section 12 of the Securities Exchange Act of 1934, as amended, as those descriptions have been altered by amendment or reports filed for the purpose of updating the descriptions; and

         (f) all other reports we filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since November 30, 2002.

All documents subsequently filed by Lennar Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be deemed incorporated by reference in this registration statement and to be part of it from the date of filing of those documents.

Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not Applicable.

Item 6.  Indemnification of Directors and Officers.

Our certificate of incorporation provides for indemnification of our directors and officers, among other things, in instances in which they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, our best interests, and in which, with respect to criminal proceedings, they had no reason to believe that conduct was unlawful.

Directors and officers may also be entitled to additional indemnification under
Section 145 of the General Corporation Law of Delaware.

Item 7.  Exemption from Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.

The following documents are filed with this registration statement:

         Exhibit 5. Opinion of Clifford Chance US LLP.

         Exhibit 23. Consents of Experts and Counsel.

                  (i)      Clifford Chance US LLP (attorneys) - included in
                           Exhibit 5

                  (ii)     Deloitte & Touche LLP (accountants)

         Exhibit 24. Power of Attorney - on signature pages.

Item 9.  Undertakings.

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami and State of Florida on this 5th day of May, 2003.

                                                     LENNAR CORPORATION

                                                     By: /s/ STUART A. MILLER
                                                        ------------------------
                                                        Stuart A. Miller
                                                        President and Chief
                                                        Executive Officer

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stuart A. Miller, Bruce E. Gross, Benjamin P.
Butterfield and Diane J. Bessette his or her true and lawful attorney-in-fact and agent, with full powers of substitution to sign for him or her and in his or her name any or all amendments (including post-effective amendments) to the registration statement to which this power of attorney is attached.

             Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

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
SIGNATURE                                                 TITLE(S)                                       DATE
---------                                                 --------                                       ----
/s/ Stuart A. Miller                              President Chief Executive                          May 5, 2003
-------------------------------                   Officer, and Director
Stuart A. Miller                                  (Principal Executive Officer)


/s/ Bruce E. Gross                                Vice President and Chief Financial Officer         May 5, 2003
-------------------------------                   (Principal Financial Officer)
Bruce E. Gross

/s/ Diane J. Bessette                             Vice President and Controller                      May 5, 2003
-------------------------------                   (Principal Accounting Officer)
Diane J. Bessette

/s/ Irving Bolotin                                Director                                           May 5, 2003
-------------------------------
Irving Bolotin

/s/ Steven L. Gerard                              Director                                           May 5, 2003
-------------------------------
Steven L. Gerard

/s/ Jonathan M. Jaffe                             Director                                           May 5, 2003
-------------------------------
Jonathan M. Jaffe

/s/ R. Kirk Landon                                Director                                           May 5, 2003
-------------------------------
R. Kirk Landon

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
SIGNATURE                                                 TITLE(S)                                       DATE
---------                                                 --------                                       ----

/s/ Sidney Lapidus                                Director                                           May 5, 2003
-------------------------------
Sidney Lapidus

/s/ Herve Ripault                                 Director                                           May 5, 2003
-------------------------------
Herve Ripault

/s/ Steven J. Saiontz                             Director                                           May 5, 2003
-------------------------------
Steven J. Saiontz

/s/ Donna Shalala                                 Director                                           May 5, 2003
-------------------------------
Donna Shalala

/s/ Robert J. Strudler                            Vice-Chairman of the Board of Directors            May 5, 2003
-------------------------------
Robert J. Strudler

                                  EXHIBIT INDEX

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
Exhibit
-------
Exhibit 5           Opinion of Clifford Chance US LLP

Exhibit 23          (i)     Consent of Clifford Chance US LLP (attorneys) included in Exhibit 5
                    (ii)    Consent of Deloitte & Touche LLP (accountants)

Exhibit 24          Power of Attorney - on signature pages
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